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                                                                   EXHIBIT 21.01



                 SUBSIDIARIES OF MARTIN MARIETTA MATERIALS, INC.
                              AS OF MARCH 12, 2000


NAME OF SUBSIDIARY                                                                   PERCENT OWNED
------------------                                                                   -------------

Alamo Gulf Coast Railroad Company, a Texas corporation                                  99.5%(1)

American Aggregates Corporation, a Delaware corporation                                  100%

American Stone Company, a North Carolina corporation                                      50%(2)

B&B Gravel Company, a Texas corporation                                                  100%(3)

B&B Materials and Hauling, Inc., a Texas corporation                                     100%(4)

Bahama Rock Limited, a Bahamas corporation                                               100%

Bayou Mining, Inc., a Louisiana corporation                                              100%

Caldwell/Mellott, Inc., a North Carolina corporation                                     100%

Central Rock Company, a North Carolina corporation                                       100%

Eastside Development Limited Partnership, a Texas limited partnership                     99%(5)

Fredonia Valley Railroad, Inc., a Delaware corporation                                   100%

Harding Street Corporation, a Delaware corporation                                       100%

Martin Marietta Aggregates of Arkansas, Inc., a Delaware corporation                     100%

Martin Marietta Aggregates of Iowa, Inc., an Iowa corporation                            100%

Martin Marietta Aggregates of Southern Iowa, Inc., an Iowa corporation                   100%

Martin Marietta Composites, Inc., a Delaware corporation                                 100%

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1 Alamo Gulf Coast Railroad Company is owned by Martin Marietta Materials
Southwest, Inc. (99.5%) and certain individuals (0.5%).

2 Central Rock Company, a wholly-owned subsidiary of the Company, owns a 50% interest in American Stone Company.

3 B&B Gravel Company is a wholly-owned subsidiary of Martin Marietta Materials Southwest, Inc.

4 B&B Materials and Hauling, Inc. is a wholly-owned subsidiary of by Martin Marietta Materials Southwest, Inc.

5 Eastside Development Limited Partnership is owned by Martin Marietta Materials Southwest, Inc. (99%) and Redland Development Company (1%), a wholly-owned subsidiary of Martin Marietta Materials Southwest, Inc.


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
Martin Marietta Exports, Inc., a Barbados corporation                                    100%

Martin Marietta Magnesia Specialties Inc., a Delaware corporation                        100%

Martin Marietta Materials Canada Limited, a Nova Scotia, Canada corporation              100%

Martin Marietta Materials Canada Holdings Limited, a Nova Scotia, Canada                 100%(6)
  corporation

Martin Marietta Materials of Louisiana, Inc., a Delaware corporation                     100%

Martin Marietta Materials de Mexico, S.A. de C.V., a Mexican corporation                 100%(7)

Martin Marietta Materials Southwest, Inc., a Texas corporation                           100%

Martin Marietta Materials of Tennessee, Inc., a Delaware corporation                     100%

Martin Marietta Materials of Texas, Inc., a Delaware corporation                         100%

Martin Marietta Technologies Corp., a Delaware corporation                               100%

Meridian Aggregates Investments, LLC, a Delaware limited liability company             28.23%

Mid-State Construction & Materials, Inc., an Arkansas corporation                        100%(8)

Midway Holding Company, LLC, a Delaware limited liability company                       14.5%(9)

OK Sand & Gravel, LLC, a Delaware limited liability company                               99%(10)

R&S Sand & Gravel, LLC, a Delaware limited liability company                              99%(11)

Redland Development Company, a Texas corporation                                         100%(12)

Redland Park Development Limited Partnership, a Texas limited partnership               87.5%(13)

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6 Martin Marietta Materials Canada Holdings Limited is a wholly-owned subsidiary of Martin Marietta Materials Canada Limited.

7 Martin Marietta Materials de Mexico, S.A. de C.V. is owned by Martin Marietta Magnesia Specialties Inc. (99%) and Martin Marietta Materials, Inc. (1%).

8 Mid-State Construction & Materials, Inc. is a wholly-owned subsidiary of Martin Marietta Materials of Arkansas, Inc.

9 Midway Holding Company, LLC is owned 14.5% directly by Martin Marietta Materials and 28.23% indirectly through Meridian Aggregates Investment, LLC.

10 Martin Marietta Materials, Inc. is the manager of and owns a 99% interest in OK Sand & Gravel, LLC.

11 Martin Marietta Materials, Inc. is the manager of and owns a 99% interest in R&S Sand & Gravel, Inc.

12 Redland Development Company is a wholly-owned subsidiary of Martin Marietta Materials Southwest, Inc.

13 Redland Park Development Limited Partnership is owned 87.5% by Martin Marietta Materials Southwest, Inc. directly and through its subsidiaries and 12.5% by Quarry, Inc., an unaffiliated corporation.

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
Redland Stone Development Company, a Texas corporation                                   100%(14)

Superior Stone Company, a North Carolina corporation                                     100%

Theodore Holding, LLC, a Delaware limited liability company                               51%(15)

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14 Redland Stone Development Company is a wholly-owned subsidiary of Martin
Marietta Materials Southwest, Inc.

15 Superior Stone Company, a wholly-owned subsidiary of the Company, is the manager of and owns a 51% interest in Theodore Holding, LLC.